Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

as Adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of KBS Real Estate Investment Trust, Inc. (the “Registrant”) for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Charles J. Schreiber Jr., Chief Executive Officer and Director of the Registrant, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 11, 2009

/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director